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                                                                   EXHIBIT 10.14

                  MODIFICATION TO EXCLUSIVE LICENSE AGREEMENT

        Modification dated February 27, 1996 to a certain Exclusive License Agreement entered into as of December 10, 1995 by and between Misonix, Inc. a New York Corporation ("Misonix") and Medical Device Alliance, Inc., a Nevada corporation ("MDA").

        The parties to the Exclusive License Agreement desire to modify the same as follows:

1.      Paragraph B.3 shall be modified in its entirety to read as follows:

        "Misonix will bill MDA on a monthly basis for parts that will compose the clinical units scheduled for delivery during March and April, 1996. This billing will be included in the regular R&D invoice and promptly paid by MDA. In return MDA shall have the following stock of clinical equipment at its disposal.

        1.      12 Generators

        2.      25 Hand Pieces

        3.      35 5mm Probes
                35 5mm Short Probes
                35 4mm Probes

        4.      30 5mm Sheath Assy.
                30 5mm Short Sheath Assy.
                30 4mm Sheath Assy.

        5.      12 Irrigation Pumps

        6. Various accessories (e.g. cleaning brushes, tube sets) in reasonable quantities

        On April 30, 1996 an additional License Fee of One Hundred Thousand ($100,000) Dollars shall be paid by MDA to Misonix."

2. Except as hereby modified, the terms of the Exclusive License Agreement shall remain in full force and effect.


MISONIX, INCORPORATED                             MEDICAL DEVICE ALLIANCE, INC.


By /s/ JOSEPH LIBRIZZI                            By: /s/ DONALD K. MCGHAN
  -----------------------------                      ---------------------------
      Joseph Librizzi                                 Donald K. McGhan

Its:  President and CEO                               Its: Chairman